EXHIBIT 99.1
                                                                    ------------

COMPANY CONTACTS:                                        INVESTOR CONTACT:
Able Laboratories, Inc.                                  Investor Relations
Jay Wadekar, President & CEO                             (908) 754-2253 ext. 664
Robert Weinstein, Vice President & CFO                   Email: IR@ablelabs.com
(908) 754-2253

              ABLE LABORATORIES REPORTS SECOND QUARTER 2004 RESULTS
                                   ----------
      NET SALES INCREASE 21% TO $23.0 MILLION FROM $18.9 MILLION FOR SECOND
                                QUARTER OF 2003
                                   ----------
               SECOND QUARTER DILUTED EARNINGS PER SHARE OF $0.11
             INCLUDES $810,000 OF NEW FACILITY AND ONE-TIME EXPENSES
                                   ----------
                        OPERATING INCOME OF $3.7 MILLION
                                   ----------
   R&D EXPENSES OF $3.5 MILLION, AN INCREASE OF 53% VERSUS SECOND QUARTER 2003
                                   ----------

SOUTH PLAINFIELD, NJ, JULY 27, 2004 - ABLE LABORATORIES, INC. (NASDAQ NMS: ABRX) today announced financial results for the three months ended June 30, 2004.

For the second quarter of 2004, the Company reported net sales of $23.0 million, a 21.4% increase from net sales of $18.9 million in the second quarter of 2003, primarily due to the Company's expanded product family. The Company also reported operating income of $3.7 million for the second quarter of 2004, compared to operating income of $4.5 million for the second quarter of 2003. Operating income for the second quarter was affected by a 53.5% increase in research and development (R&D) expenses, which were $3.5 million for the quarter compared to $2.3 million for the second quarter of 2003, as well as increased selling, general and administrative (SG&A) expenses and approximately $810,000 of expenses related to the Company's new facility and certain one-time expenses as described below.

Gross profit was $10.8 million for the quarter, an increase of 20.1%, compared to $9.0 million for the second quarter of 2003. As a percent of net sales, the Company's gross margin was 47.0%, compared to 47.5% for the second quarter of 2003. Gross margin was positively affected by a favorable product mix, including sales of an increased number of first-to-market products. Gross margin decreased as a percentage of net sales for the quarter primarily as a result of approximately $600,000 of expenses, included in costs of goods sold, that were incurred to build out and occupy the Company's new Cranbury, New Jersey manufacturing facility during the process of moving the Company's manufacturing operations.

R&D expenses increased substantially, as noted above. The increase results from additional research and development conducted to further develop the Company's product pipeline and costs associated with development partnering arrangements. R&D expenses accounted for 15.2% of net sales for the second quarter of 2004 versus 12.0% of net sales for the second quarter of 2003. The Company received five Abbreviated New Drug Application ("ANDA") approvals during the second quarter, with one approval received during the first quarter and four additional approvals during July 2004. The Company currently has nine ANDAs pending approval by the U.S. Food and Drug Administration ("FDA") addressing a total market size of approximately $400 million. In addition, the Company has 25 solid dose and 6 liquids projects currently under development addressing a total market size of approximately $850 million.

SG&A expenses increased to $3.6 million for the second quarter of 2004, compared to $2.3 million for the second quarter of 2003. SG&A expenses accounted for 15.8% of net sales for the quarter compared with 12.0% of net sales for the second quarter of 2003. The increase was primarily attributable to increased selling and marketing expenses to support net sales growth, plus approximately $100,000 of non-recurring expenses associated with new employee hires.

Operating income for the second quarter of was $3.7 million, or 16.0% of net sales, versus $4.5 million, or 23.5% of net sales, for the second quarter of 2003. Net income applicable to common stockholders for the quarter was $2.2 million versus $2.4 million for the second quarter of 2003. Fully diluted earnings per share for the quarter was $0.11 versus $0.14 for the second quarter of 2003.

The decreases in operating income and net income were primarily attributable to:

     o    A $1.2 million, or 53.5%, increase in R&D expenses;
     o $600,000 incurred for rent and related expenses for the Company's new manufacturing facility;
     o    Increased SG&A expenses, as noted above; and
     o $120,000 of one-time costs associated with retiring the Company's New Jersey Industrial Revenue Bonds.

Jay Wadekar, Able's Chief Executive Officer, commented: "We are pleased with Able's progress during the second quarter of 2004 as we continue investing in our future by building the Company's R&D pipeline and continue to make good progress building out our new manufacturing facility in Cranbury, New Jersey. We are in the process of moving several departments into the Cranbury location. Shortly, we will have the vast majority of our staff located there."

"We anticipate several additional product approvals over the next few months in addition to the 10 approvals received to date in 2004. We currently have nine ANDAs on file with the FDA and anticipate filing additional ANDAs, for solid dose and liquids products, throughout the remainder of the year. Also, we plan to continue our commitment to R&D by increasing the number of new products entering development, both utilizing our internal expertise and continuing to leverage our expertise by collaborating with technology partners."

SECOND QUARTER 2004 CORPORATE HIGHLIGHTS

     o The Company received FDA approval for its ANDA for Theophylline Extended-Release Tablets, 400mg. Able was the first company to receive an ANDA approval for, and to ship, this product, the generic equivalent of Uniphyl(R)Tablets, 400mg;

     o The Company received FDA approval for its ANDA for Theophylline Extended-Release Tablets, 600mg. Able was the first company to receive an ANDA approval for, and to ship, this product, the generic equivalent of Uniphyl(R)Tablets, 600mg;

     o The Company received FDA approval for its ANDAs for both Theophylline Extended-Release Tablets, 300mg and 450mg, expanding the Company's line of theophylline-based extended-release products;

     o The Company received FDA approval for Lithium Carbonate Capsules, USP 150mg, 300mg (re-approval) and 600mg, expanding the Company's line of lithium-based products.

     o The Company appointed Garth Boehm, Ph.D. Senior Vice President and Chief Scientific Officer;

     o The Company appointed Robert J. Mauro President and Chief Operating Officer;

     o Mr. Mauro and David S. Tierney, M.D. were appointed directors and were elected to the Board of Directors at the Company's annual meeting of stockholders; and

     o Subsequent to the end of the second quarter, the Company announced the appointments of Lisa Graver as Senior Patent Counsel and Laura Borda-Short, Dennis Hicks and Melanie Cameron as vice presidents in Able's sales and marketing department.

CONFERENCE CALL INFORMATION

Able Laboratories has scheduled a conference call and web cast regarding this announcement to be held tomorrow, Wednesday, July 28, beginning at 10:30 a.m. Eastern Time (7:30 a.m. Pacific Time). To participate in the live call via telephone, please call (877) 464-5947 or (706) 679-0842 internationally. A telephone replay will be available for 48 hours following the call by dialing
(800) 642-1687 or (706) 645-9291 internationally and entering reservation number 9031434.

Individuals interested in listening to the conference call via the Internet may do so by visiting our web site www.ablelabs.com. A replay will be available on the web site for 90 days.

Able Laboratories is a developer and manufacturer of generic pharmaceuticals. Further information on Able may be found on the Company's web site, www.ablelabs.com.


EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS ABOUT THE COMPANY'S ABILITY TO FORMULATE DRUG PRODUCTS, ITS OPERATIONS AND ABILITY TO INCREASE SALES AND MANAGE ITS GROWTH, THE EXPECTED EFFECTS OF THE COMPANY'S EXPANSION OF ITS PRODUCTION FACILITIES, THE CURRENT OR EXPECTED MARKET SIZE FOR THE COMPANY'S PRODUCTS, THE ADEQUACY OF THE COMPANY'S MANUFACTURING CAPACITY, THE AVAILABILITY OF SUFFICIENT CAPITAL, THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO ACHIEVE THE SALES LEVELS NECESSARY TO MAKE ITS OPERATIONS PROFITABLE OR THAT ITS ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2004 AND ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.




                           PLEASE SEE ATTACHED TABLES

--------------------------------------------------------------------------------

                             ABLE LABORATORIES, INC.
                         CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                       Three Months Ended                   Six Months Ended
                                                 ------------------------------      ------------------------------
                                                   June 30,           June 30,         June 30,          June 30,
                                                     2004              2003              2004              2003
                                                 ------------      ------------      ------------      ------------
Sales, net                                       $ 23,005,282      $ 18,943,696      $ 44,457,718      $ 33,943,761
Cost of sales                                      12,191,868         9,943,280        24,110,880        18,394,933
                                                 ------------      ------------      ------------      ------------
         Gross profit                              10,813,414         9,000,416        20,346,838        15,548,828
                                                 ------------      ------------      ------------      ------------
Operating expenses:
   Selling, general and administrative              3,629,760         2,273,700         6,628,176         4,688,668
   Research and development                         3,493,548         2,276,083         7,039,936         4,402,695
                                                 ------------      ------------      ------------      ------------
         Total operating expenses                   7,123,308         4,549,783        13,668,112         9,091,363
                                                 ------------      ------------      ------------      ------------

         Operating income                           3,690,106         4,450,633         6,678,726         6,457,465
                                                 ------------      ------------      ------------      ------------
Other income (expense):
   Interest and financing expense                     (50,619)         (219,759)         (108,585)         (421,082)
   Loss on early retirement of debt                  (118,440)         (241,999)         (118,440)         (241,999)
   Miscellaneous income (expense), net                 24,061            51,981           101,691            41,512
                                                 ------------      ------------      ------------      ------------
         Other income (expense), net                 (144,998)         (409,777)         (125,334)         (621,569)
                                                 ------------      ------------      ------------      ------------

Income before income taxes                          3,545,108         4,040,856         6,553,392         5,835,896
Provision for income taxes                          1,360,000         1,613,900         2,515,000         2,324,900
                                                 ------------      ------------      ------------      ------------
         Net income                                 2,185,108         2,426,956         4,038,392         3,510,996

Dividends on preferred stock                           30,289            75,595            61,409           178,069
                                                 ------------      ------------      ------------      ------------
Net income applicable to common stockholders     $  2,154,819      $  2,351,361      $  3,976,983      $  3,332,927
                                                 ============      ============      ============      ============
Net income per share:
         Basic                                   $       0.13      $       0.17      $       0.23      $       0.25
                                                 ============      ============      ============      ============
         Diluted                                 $       0.11      $       0.14      $       0.21      $       0.20
                                                 ============      ============      ============      ============
Weighted average shares outstanding:
         Basic                                     17,144,985        13,516,125        16,995,839        13,141,577
                                                 ============      ============      ============      ============
         Diluted                                   19,395,331        17,471,244        19,348,754        17,319,932
                                                 ============      ============      ============      ============

                             ABLE LABORATORIES, INC.
                            CONDENSED BALANCE SHEETS
                                   (Unaudited)

                                     ASSETS
                                                                                 June 30,          December 31,
                                                                                   2004                2003
                                                                              --------------      --------------
Current assets:
Cash and cash equivalents                                                     $    7,948,098      $   20,065,248
Accounts receivable, net of allowances of $22,677,801 and 24,007,583              15,256,839           8,626,023
Inventory                                                                         20,763,805          16,602,608
Deferred income tax asset                                                          4,760,000           4,760,000
Prepaid expenses and other current assets                                          2,351,783           1,644,068
                                                                              --------------      --------------
            Total current assets                                                  51,080,525          51,697,947
                                                                              --------------      --------------

Property and equipment, net                                                       29,203,377          18,953,744
                                                                              --------------      --------------

Other assets:
Debt financing costs, net of accumulated amortization                                   --                91,708
Cash deposits with bond trustee                                                         --               525,907
Deferred income tax asset                                                          9,046,000           9,709,000
Goodwill                                                                           3,922,655           3,904,094
Deposits and other assets                                                            357,712             481,755
                                                                              --------------      --------------
            Total other assets                                                    13,326,367          14,712,464
                                                                              --------------      --------------
                                                                              $   93,610,269      $   85,364,155
                                                                              ==============      ==============
                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
Notes payable and current portion of long-term debt                           $         --        $      239,038
Accounts payable                                                                   5,874,232           3,293,168
Accrued expenses                                                                   1,239,016           1,114,976
                                                                              --------------      --------------
            Total current liabilities                                              7,113,248           4,647,182
Long-term debt, less current portion                                               3,000,000           3,935,000
                                                                              --------------      --------------
            Total liabilities                                                     10,113,248           8,582,182
                                                                              --------------      --------------
Stockholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, 13,598 and
   17,025 shares of Series Q outstanding (liquidation value
   $1,359,800 and $1,702,500)                                                            137                 171
Common stock, $.01 par value, 25,000,000 shares authorized,
   17,255,242 and 16,761,216 shares issued and outstanding                           172,552             167,611
Additional paid-in capital                                                       118,684,726         116,060,210
Accumulated deficit                                                              (35,257,549)        (39,295,941)
Unearned stock-based compensation                                                   (102,845)           (150,078)
                                                                              --------------      --------------
            Total stockholders' equity                                            83,497,021          76,781,973
                                                                              --------------      --------------
                                                                              $   93,610,269      $   85,364,155
                                                                              ==============      ==============